Exhibit 10.09

               AMENDED AND RESTATED LOAN AGREEMENT


     THIS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") dated (for identification purposes) as of the 7th day of June 2002, is made by and between CFCD 2002A LLC, a Delaware limited liability company ("Borrower"), and JDI STERLING, L.L.C., an Illinois limited liability company ("Lender").

                         R E C I T A L S

     A. Borrower has requested that Lender make a loan (the "Loan") to Borrower in the maximum principal amount of Twenty Five Million Eight Hundred and Twenty-Eight Thousand No/100 Dollars ($25,828,000.00), of which amount the sum of Eight Million Eight Hundred Eighty-Three Thousand and No/100 Dollars ($18,883,000.00) was disbursed from escrow on June 10, 2002 (the funding of such portion of the Loan is sometimes referred to as the "First Funding"), and the remainder on or about June ____, 2002 (the funding of such portion of the Loan is sometimes referred to as the "Second Funding"). The Loan is made to Borrower for acquisition of the properties identified by common addresses and legally described on Exhibit A attached hereto (collectively, the "Property"). The Property, the foregoing improvements and all other improvements now or hereafter located on the Property (collectively referred to as the "Improvements"), and all tangible and intangible property of the Borrower now or hereafter owned or leased by Borrower in connection with the Property or the Improvements are collectively referred to as the "Project".

     B. The First Funding was made pursuant to the terms and conditions of a Loan Agreement dated as of June 7, 2002, which the parties desire to amend and restate in its entirety, to include provisions related to the Second Funding effective upon the Second Funding. This Agreement shall not be effective until and unless the Second Funding occurs. The Loan Agreement delivered for the First Funding shall remain in full force and effect until and unless the Second Funding occurs.

     C. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Mortgage (as hereinafter defined).

     NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein the parties agree as follows:

                           ARTICLE 1.
                            The Loan

     1.1. Funding. On June 10, 2002 (the "Closing Date" for the First Funding), Lender lent to Borrower the sum of Eighteen Million Eight Hundred Eighty-Three Thousand and No/100 Dollars ($18,883,000.00), which sum was disbursed and immediately used by Borrower solely for the acquisition of the Property that is the subject of the First Funding and the payment of costs and fees associated therewith, together with the funding of the Tax
Reserve Account in accordance with Section 1.6 hereof with respect to the Property that is the subject of the First Funding. On or about the "Closing Date" for the Second Funding, Lender loaned to Borrower the sum of Six Million Nine Hundred Forty-Five Thousand and No/100 Dollars ($6,945,000.00), which sum shall be disbursed and immediately used by Borrower solely for the acquisition of the Property that is the subject of the Second Funding and the payment of costs and fees associated therewith,
together  with  the  funding  of  the  Tax  Reserve  Account   in
accordance with Section 1.6 hereof with respect to the Property that is the subject of the Second Funding.

     1.2. Loan Term. Unless otherwise accelerated pursuant to the Loan Documents (as hereinafter defined), the Loan shall mature the date on June 10, 2005 (the "Maturity Date").

     1.3. Interest Rate. Borrower shall pay interest monthly in arrears on the outstanding principal balance of the Loan at a per annum rate equal to Thirteen Percent (13%); provided, however, that in the event that any amount is not paid when due (whether by acceleration or otherwise) or upon the occurrence of any other Event of Default, the Loan shall bear interest after the due date or such default until cured at a rate equal to the lesser of Twenty Percent (20%) per annum or the maximum rate permitted by law (the "Default Rate"). Interest shall be calculated based on a 30-day month and 360-day year and shall be charged for the actual number of days elapsed.

     1.4. Interest Payments. On the date of the first disbursement of the Loan, Borrower shall pay Lender an amount of interest equal to the interest that would be earned from said date until and including the last day of the calendar month in which the first disbursement takes place. Thereafter, Borrower shall make interest payments, in arrears, on the first (1st) day of each month commencing with the first day of the second calendar month after the month in which the first disbursement of the Loan is made, with a final payment on the Maturity Date.

     1.5. Prepayment. Provided there is no Event of Default hereunder or under the Loan Documents, Borrower may prepay all or any portion of the Loan without premium or penalty.

     1.6. Reserves. On the Closing Date for the First Funding, Lender disbursed from the Loan a sum of $540,000.00 for the Property that is the subject of the First Funding, to be deposited in a money market account (the "Tax Reserve Account") at The PrivateBank and Trust Company, or any other financial institution selected by Lender (the "Bank"), in the name of Lender, with interest accruing for the benefit of Lender. On the Closing Date for the Second Funding, Lender shall disburse from the Loan a sum of $__________ for the Property that is the subject of the Second Funding, which amount shall be deposited in the Tax Reserve Account at Bank. For the purposes of the Loan, any amounts deposited by Lender into the Tax Reserve Account pursuant to this Agreement shall be deemed a disbursement of the Loan and shall accrue interest at the rate set forth in the Note. If there is no Event of Default then occurring, Lender shall make disbursements from the Tax Reserve Account for the payment of real estate taxes with respect to the Project. In the event of any uncured Event of Default by Borrower under the Loan, Borrower authorizes Lender to withdraw and apply any of the funds in the Tax Reserve Account to cure such Event of Default after delivering five (5) days written notice to Borrower, which Borrower agrees to be commercially reasonable notice thereof.
Borrower  grants  Lender a security interest in the  Tax  Reserve
Account.

                           ARTICLE 2.
                            Security

     2.1. General. The Loan and all other indebtedness, obligations and amounts due under the Loan Documents (the "Indebtedness") shall be secured by the following:

     (a)  an Amended and Restated Mortgage Note from Borrower  to
Lender in the principal amount of $25,828,000.00 (the "Note");

     (b) a first priority lien on the Project pursuant to various Mortgages, Deeds of Trust and Deed to Secure Debt of even date herewith from the Borrower to Lender, including (inter alia) certain supplemental indentures delivered at the Second Funding as to each Project that was in the First Funding to reference (i) the additional Loan amount funded at the Second Funding as part of the "Loan," and (ii) the additional Loan Documents (as defined herein) delivered at the Second Funding as part of the "Loan Documents" (collectively, the "Mortgage");

     (c) a first absolute assignment of rents and leases generated by the Project pursuant to various Assignments of Rents and Lessor's Interest in Leases of even date herewith from Borrower to Lender, including (inter alia) certain supplemental and/or amended and restated indentures delivered at the Second Funding as to each Project that was in the First Funding to reference (i) the additional Loan amount funded at the Second Funding as part of the "Loan," and (ii) the additional Loan Documents (as defined below) delivered at the Second Funding as part of the "Loan Documents" (collectively, the "Assignment of Rents");

     (d) a first priority security interest in all personal property of Borrower now owned and hereafter acquired pursuant to an Amended and Restated Security Agreement of even date herewith from Borrower to Lender (the "Security Agreement");

     (e) the Amended and Restated Continuing Guaranty of even date herewith by Consolidated Freightways Corporation, a Delaware corporation ("Guarantor") in favor of Lender, which amends and restates the prior Continuing Guaranty (the "Guaranty");

     (f) the Amended and Restated Environmental Indemnity Agreement of even date herewith from Borrower and Guarantor in favor of Lender, which includes each Project that was in the First Funding and each Project in the Second Funding (the "Environmental Indemnity");

     (g) the initial Solvency and Business Purpose Affidavit, with respect to the First Funding together with the Second Funding Solvency and Business Purpose Affidavit, from Borrower and Guarantor (collectively, the "Solvency and Business Purpose Affidavits");

     (h) the Amended and Restated Assignment of Membership Interests from all of the members of Borrower to Lender, which applies to both each Project in the First Funding and each Project in the Second Funding (the "Assignment of Membership Interests");

     (i) any other collateral or security described in this Agreement or in any of the other Loan Documents.

                           ARTICLE 3.
                      Conditions Precedent

     3.1.   Conditions Precedent.  Lender's obligation to close the
Loan   is  subject  to  satisfaction  of  all  of  the  following conditions, all in form and substance satisfactory to Lender in its sole discretion:

     (a) No Default. (i) No Event of Default or unmatured Event of Default shall have occurred and be continuing or will result from the making of the Loan, (ii) Borrower's representations and warranties shall be true and correct as of the date of such Loan,
(iii) there shall have been no material adverse change with respect to any of Borrower's, any Guarantor's or the Project's business, credit, operations, financial condition or prospects since the date hereof or notice of any prospective material adverse change with respect to any insurance maintained by Borrower, and (iv) Borrower, at Borrower's expense, shall have fulfilled all conditions set forth in this Article 3.

     (b)    Loan  Documents.   Lender  shall  have  received  the
following   documentation  (collectively  with  this   Agreement,
referred to as the "Loan Documents"), all in form and substance satisfactory to Lender:

          (i)  the Note;

          (ii) the Mortgage;

          (iii)     the Assignment of Rents;

          (iv) the Security Agreement;

          (v)  the Guarantee;

          (vi) the Environmental Indemnity;

          (vii)     the Solvency and Business Purpose Affidavits;

          (viii)    the Assignment of Membership Interests;

          (ix) such other documents as Lender may reasonably require.

     (c)   Opinions  of  Counsel.   Lender  shall  have  received
opinions of counsel for Borrower and Guarantors as of the Closing
Date for the First Funding and Second Funding, respectively, that:

          (i) Borrower is a duly formed limited liability company under the laws of the State of Delaware, validly existing, in good standing and fully qualified to do business in Delaware and each state in which Property is situated and has the authority to enter into the obligations contemplated by this Agreement and the Loan Documents and to carry out the obligations contemplated hereby and thereby. Guarantor is a duly formed corporation under the laws of the State of Delaware, validly existing in good standing and fully qualified to do business in the State of Delaware and each state in which Property is situated, and has the authority to enter into the obligations contemplated in this Agreement and the Loan Documents and to carry out the obligations herein and thereunder;

          (ii) This Agreement and the Loan Documents have been duly authorized, executed and delivered by Borrower and the Guarantor, as the case may be, and constitute legal valid and binding obligations of such parties, enforceable in accordance with their respective terms, are in proper form under the laws of the states in which the Property is situated for the creation, perfection and enforcement of the liens contemplated thereby, subject only to applicable bankruptcy, insolvency, and other laws affecting creditors' rights and other qualifications that may be provided by counsel and acceptable to Lender in its discretion;

          (iii) The various security agreements are in proper form under the laws of the States in which the Property is situated for the creation and perfection of the liens contemplated thereby against the interest of Borrower in the applicable collateral described in such agreements;

          (iv) The transaction in question is not usurious under the laws of the States of Illinois, Delaware, Washington and the states in which any Property is situated;

          (v) The execution and delivery of the Loan Documents, and the carrying out of the transactions contemplated thereby will not, to such counsel's knowledge, violate, conflict with or constitute a default under any agreement to which Borrower or the Guarantor are a party or by which it or they may be bound;

          (vi) There are no known actions, suits or proceedings pending, or, to said counsel's knowledge, threatened against Borrower or the Project, either at law or in equity or before or by any governmental authority. There are no known actions, suits or proceedings pending, or to said counsel's knowledge threatened against Consolidated Freightways Corporation, Consolidated Freightways Corporation of Delaware or CFCD 2002A Member LLC, which could affect the validity or enforceability of the Loan Documents, substantially impair the ability of any such party to perform their respective obligations under the Loan Documents, or otherwise materially and adversely impact the use, value or operation of the Property;

          (vii) In the event of a bankruptcy of Borrower, Guarantor or the members of Borrower, the other entities will not be consolidated into such bankruptcy; and

          (viii) Such other things as Lender or its counsel may reasonably request. Such opinions may be provided through a combination of opinions given by corporate counsel, lead counsel and local counsel to Borrower and Guarantor as may be approved by Lender. In addition, lead counsel for Borrower and Guarantor will provide an opinion concerning the "bankruptcy remote" status of Borrower, in form to be prepared by such counsel and subject to Lender's approval. Any opinion from in-house counsel will not be acceptable in any event unless Borrower and Guarantor both certify that there is insurance coverage for any claims made on the basis of such opinion as to which Lender is satisfied prior to closing and which coverage shall remain in effect and subject to insurance certificates and related insurance notice and other requirements similar to other required coverages to the extent otherwise applicable.

     (d) Leases/Estoppels/SNDA(s). Borrower shall deliver to Lender true, correct and complete copies of all of the leases and other occupancy agreements affecting the Project, including amendments thereto (the "Leases"), together with a certified rent roll describing all Leases in such detail as Lender may require. At Lender's request, Borrower also shall deliver to Lender estoppel certificates and subordination, non-disturbance and attornment agreements from each tenant at the Project, in form and substance acceptable to Lender.

     (e) Title. Lender shall have received a lender's title insurance policy or policies (collectively, the "Policy"), in the face amount of the Loan from a title company that is an affiliate of Land America National Escrow Service (the "Title Company"), insuring Borrower's fee ownership of the Property, the marketability of title and that each Mortgage, Deed of Trust and Deed to Secure Debt is a valid first lien on the applicable portion of the Property, free and clear of liens and encumbrances other than as set forth on Exhibit B attached hereto (the "Permitted Exceptions") and exceptions to title approved in writing by Lender. The title policy shall also contain any endorsements required by Lender.

     (f) Environmental Report. Lender shall have received a Phase I Environmental Audit of the Property from a consultant acceptable to Lender in its sole discretion. The audit shall (i) be addressed to Lender; (ii) state that Lender may rely thereon; and (iii) be acceptable to Lender in its sole discretion.

     (g) Survey. At least five (5) days prior to the Closing Date, Lender shall have received five (5) copies of a current plat of survey of the Property. The surveyor shall certify that the Property is not in a flood hazard area as identified by the Secretary of Housing and Urban Development. The survey shall be certified to Lender and the Title Company as made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys of the American Land Title Association and the American Congress on Surveying and Mapping promulgated in 1999, including such Table A additional survey requirements and in accordance with such other standards as may be acceptable to Lender, in its sole discretion, and sufficient for the Title Company to remove the general survey exceptions.

     (h) Credit Reports. Lender shall have received credit reports with respect to Borrower and the Guarantor, which may be "investigative consumer reports", and which may include information as to character, general reputation, mode of living and credit history. The results of all credit reports shall be acceptable to Lender, in its sole discretion, and such reports shall not be disclosed by Lender to any third party except: a) as required by law, or b) in connection with the sale of all or any portion of the Loan. Upon written request, Lender shall furnish to Borrower and the Guarantor a disclosure pursuant to the Equal Credit Opportunity Act. Lender shall also have received and approved UCC searches and financial statements relating to Borrower and the Guarantor. In addition, Lender shall have the right to request and receive credit reports on Borrower and any Guarantor during the term of the Loan, at such times as Lender may reasonably deem proper, and the cost and expense of such reports shall be paid by Borrower.

     (i)   Property  and Liability Insurance.  Borrower  (or  its
corporate parents) shall insure the Project for such amounts, upon such terms, with such mortgagee clauses and written by such insurers as Lender shall reasonably require. All policies shall be endorsed to provide Lender at least thirty (30) days written notice of any material change, cancellation or non-renewal. Lender shall receive confirmation of paid-up policies evidencing the required coverage, together with paid receipts therefor, prior to the Closing Date. Borrower will be responsible for
insuring   the   Project  notwithstanding  any   other   parties'
obligation to insure same.

     (j) Organizational Documents. Lender shall have received and approved all articles of organization, operating agreements, resolutions, authorizations, consents, certificates and other documentation required by Lender regarding Borrower, Borrower's members and the Guarantors as Lender deems appropriate in connection herewith.

     (k) Certificate of Occupancy; Code; Permits. To the extent available from the governmental authorities, Lender shall have received a final certificate of occupancy (or equivalent), an acceptable building code violation search report if available, and copies of all applicable permits and licenses necessary for the operation of the Property.

     (l)  Loan Fee.  Borrower paid to Lender, or Lender advanced out
of   the  proceeds  of  the  Loan,  a  loan  fee  of  $944,150.00
($115,000.00 of which had been previously received by Lender) on the Closing Date for the First Funding and an additional loan fee of $_______ to be advanced out of the proceeds of the Second Funding ($_______ of which has been previously received by Lender) on the Closing Date for the Second Funding.

     (m) Expenses. Borrower shall deliver to Lender evidence of the payment of all fees and charges as required under this Article 3 and Section 8.1, including legal fees, closing costs, recording and notary fees and any other similar matters pertinent thereto.

     (n) Additional Items. Lender shall have received such other items as Lender may reasonably require.

                           ARTICLE 4.
                 Representations and Warranties

     As an inducement to Lender to disburse the Loan, Borrower hereby represents and warrants as follows, which representations and warranties shall be true as of the date hereof and shall remain true throughout the term of the Loan:

     4.1. Borrower Existence. Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in the states in which any of the Property is situated. Guarantor is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, qualified to do business in each state in which Property is situated. The principal residence or place of business of each of the members of Borrower and Guarantor are set forth on Schedule 4.1 attached hereto. Borrower and Guarantor have full right, power and authority to execute the Loan Documents on its own behalf and no consents of any third parties are required. Borrower is a single purpose entity, whose sole purpose is the ownership and operation of the Project. The execution, delivery and compliance with the terms and provisions of this Agreement and the Loan Documents will not (i) violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) require any consent of any third party not previously obtained.

     4.2. Binding Obligation. This Agreement and the Loan Documents have each been duly authorized, executed and delivered and each constitutes the legally binding obligation of Borrower and the Guarantor, as the case may be, enforceable against Borrower and the Guarantor and any other signatories (other than Lender), as the case may be, in accordance with each of their respective terms.

     4.3. Borrower's Corporate Documents. A true and complete copy of the Articles of Organization and the Operating Agreement of Borrower and all other documents creating and governing Borrower (collectively, the "Borrower Incorporation Documents") have been furnished to Lender. There are no other agreements, oral or written, among any of the members of Borrower relating to
Borrower.    The  Borrower  Incorporation  Documents  were   duly
executed and delivered, are in full force and effect, and are binding upon and enforceable in accordance with their terms. The
Borrower   Incorporation   Documents   constitute   the    entire
understanding among the members of Borrower. No breach exists under the Borrower Incorporation Documents and no act has occurred and no condition exists which, with the giving of notice or the passage of time would constitute a breach under the Borrower Incorporation Documents.

     4.4. Operating Agreements. Borrower has delivered to Lender true, complete and correct copies of any agreements (including the Leases) between Borrower and any affiliate related in any way to the Project and any other agreements materially affecting the use and operation of the Project. Borrower is not in default under any contract, agreement or commitment to which it is a
party   or  is  otherwise  bound  (collectively,  the  "Operating
Agreements"). Borrower is not in default under any provision of any of the Operating Agreements and no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default under any of the Operating
Agreements.   The  execution, delivery and  compliance  with  the
terms of this Agreement and the Loan Documents will not conflict or be inconsistent with, or result in any default under, the
Operating  Agreements.   There  are  no  property  management  or
property leasing agreements in effect with respect to the Project.

     4.5. Improvements. The Improvements are presently in good condition and working order. Except as disclosed to Lender in writing, the present use of the Project complies, and the future use of the Project will comply, in all respects, with all: (a) applicable legal and contractual requirements with regard to the use, occupancy, construction and operation thereof, including, without limitation, all zoning, subdivision, environmental, concurrency, flood hazard, fire safety, health, handicapped facilities, building and other laws, ordinances, codes, regulations, orders and requirements of any governmental agency;
(b) building, occupancy and other permits, licenses and approvals; and (c) declarations, easements, rights-of-way, covenants, conditions and restrictions of record. All of the Improvements are located on the Property.

     4.6. Property. At the time of funding of the Loan and at all times thereafter until full and final payment of the Loan has been made to Lender, fee simple title to the Property is owned by Borrower free and clear of all liens, claims, encumbrances, covenants, conditions and restrictions, security interests and
claims  of  others,  except  for the Permitted  Exceptions.   The
zoning of the Project and the right and ability to construct, use or operate the Improvements are not in any way dependent on or related to any real estate other than the Project. There are no asserted or, to the best of Borrower's knowledge, alleged violations of law, regulations, ordinances, codes, declarations, covenants, conditions, or restrictions of record, or other
agreements  relating  to the Project, or any  part  thereof.   No
person or entity has any option to acquire ownership of the Project or any portion thereof. The Project does not and the use, occupancy and operation thereof, as a truck terminal, and other related facilities, will not, violate any laws, statutes, ordinances, rules, orders or regulations of any kind whatsoever (including, without limitation, those relating to environmental protection, public highways, water use, zoning, building, fire, health or safety), any contractual arrangements with third parties or any covenants, conditions, easements, rights of way or restrictions of record, and neither Borrower nor any member or agent thereof has received any notice, written or otherwise, alleging any such violation. The Project is permitted under
current   applicable  zoning  requirements,  including,   without
limitation, those relating to set-backs, height, parking, floor area ratio, loading area, fire lanes and percentage of land coverage, and will not be a non-conforming or special use, and Borrower shall promptly obtain and deliver to Lender a copy of the certificate of occupancy for the Project issued by the appropriate agency having jurisdiction over the Property, or, if Borrower shall be unable to obtain such a certificate of occupancy, Borrower shall promptly obtain and deliver to Lender a statement from such agency certifying such full compliance or a zoning endorsement issued by the Title Company, or written opinion satisfactory to lender from Borrower's counsel approved
by  Lender  from  counsel as to zoning.   All  building,  zoning,
safety, health, fire, water district, sewage and environmental protection agency permits and other licenses or permits which are required by any governmental authority for the use, occupancy and operation of the Project, as a truck terminal, and related facilities, have been obtained by or furnished to Borrower and are in full force and effect, will be maintained in full force and effect by Borrower and as required by any governmental authority, and evidence of all such permits and other licenses or permits have been, or when obtained will be, furnished to Lender.

     4.7. Property Access. The Project is accessible through all current access points, each of which connects directly to a fully improved and dedicated road accepted for maintenance and public use by the public authority having jurisdiction or a recorded easement, as applicable, as shown on the surveys being provided by Borrower.

     4.8. Utilities. All utility services necessary and sufficient for the construction, use or operation of the Project are currently connected at the boundary of the Property directly to lines owned by the applicable utility and lying in dedicated roads, including water, storm, sanitary sewer, gas, electric and telephone facilities.

     4.9. Flood Hazards/Wetlands. To the extent that it could be material to the operation of the Project as a trucking facility by Borrower or its tenants or the value or utility of the Property and in addition to the best of Borrower's knowledge, the Property is not situated in an area designated as wetlands by any
governmental  entity having jurisdiction over the  Property.   If
any portion of the Property is in a flood hazard zone, Borrower will satisfy Lender's requirements with respect to obtaining flood insurance prior to closing and continue to satisfy Lender's
requirements until the Loan is fully and finally repaid.   Except
as shown on the survey provided to Lender in conjunction with closing and funding of the Loan, none of the Property is designated as having special flood hazards or being in a 100 year flood zone as defined by the Flood Disaster Protection Act of 1973, as amended.

4.10. Taxes/Assessments. There are no delinquent real estate or other taxes or assessments on or against the Project or any part thereof. The tax bills affecting the Property cover the entire Property and do not cover or apply to any other property. Borrower has not received any written notice of any supplemental taxes which may be owing or otherwise assessed.
     4.11. Eminent Domain. There is no known or anticipated eminent domain or condemnation proceeding pending or, to the best of Borrower's knowledge threatened, relating to the Property or any part thereof.

     4.12.     Litigation.  There is no litigation, arbitration or
other  proceedings  or  governmental  investigation  pending   or
threatened against Borrower. There is no known litigation, arbitration or other proceeding or governmental investigation pending or, to the best of Borrower's knowledge, threatened against or relating to Borrower, the Project, any member of Borrower, any Guarantor or any of their property, assets, or business, including the Project, which, if decided adversely, would be expected to materially affect the business, affairs, assets or financial condition of Borrower, any Guarantor, the Project, or the prospects for repayment of the Loan.

     4.13.     Compliance.  Except as disclosed to Lender on Schedule
4.14  attached hereto, there are no known or anticipated  alleged or  asserted violations of law, municipal ordinances,  public  or
private   contracts,  declarations,  covenants,  conditions,   or
restrictions of record, or other requirements with respect to the Project. All licenses, permits and approvals, if any, needed in connection with the construction, use, operation and occupancy of the Improvements have been duly issued, paid for and are in full force and effect. True and complete copies of each of the foregoing have been delivered to Lender.

     4.14. Employee Benefit Plans. Borrower does not sponsor any pension plan, as defined in the Employee Retirement Income
Security Act of 1974, as amended ("ERISA").

     4.15. Labor Controversies. There are no known labor controversies pending or threatened against Borrower which, if adversely determined, would materially and adversely affect Borrower's business, credit, operations, financial condition or prospects.

     4.16. Tax Status. Borrower has made or filed all income and other tax returns, reports and declarations required by any jurisdiction to which it is subject, has paid all taxes, assessments and other charges shown or determined to be due on such returns, reports and declarations, and has set aside adequate reserves against liability for taxes, assessments and charges applicable to periods subsequent to those covered by such returns, reports and declarations.

     4.17. Accuracy. Neither this Agreement nor any document, financial statement, credit information, certificate or statement furnished to Lender by Borrower or any Guarantor contains any untrue statement of a material fact or omits to state a material fact which could affect Lender's decision to make the Loan.

     4.18. Foreign Ownership. Neither Borrower nor any member of Borrower nor any Guarantor is or will be, and no legal or beneficial interest of a member in Borrower is or will be held, directly or indirectly, by a "foreign corporation", "foreign partnership," "foreign trust," "foreign estate, "foreign person,"
"affiliate"   of   a  "foreign  person"  or  a   "United   States
intermediary" of a "foreign person" within the meaning of Internal Revenue Code of 1986, as amended, Sections 897 and 1445, the  Foreign  Investments in Real Property Tax Act of  1980,  the
International  Foreign  Investment  Survey  Act  of   1976,   the
Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

     4.19. Solvency. Neither Borrower nor any Guarantor are insolvent and no: (i) assignment for the benefit of the creditors of any of them; (ii) appointment of a receiver for any of them or for the property of any of them; or (iii) bankruptcy, reorganization, or liquidation proceeding, is pending or threatened (whether voluntary or involuntary) instituted by or against any of them.

     4.20. Lawful Interest. The amounts to be received by Lender which are or may be deemed to be interest under the terms of the Note, this Agreement, or otherwise in connection with the transactions contemplated herein constitute lawful interest and are not usurious or illegal.

     4.21.      Financial  Statements/No  Change.   Borrower  has
heretofore  delivered  to  Lender  copies  of  the  most  current
financial  statements  of  Borrower  and  each  Guarantor.   Said
financial statements were prepared on a basis consistent with that of preceding years, unless otherwise noted therein, and all of such financial statements present fairly the financial condition of said Borrower and each Guarantor as of the dates in question and the results of operations for the periods indicated. Since the dates of such statements, there has been no material adverse change in the business or financial condition of Borrower and each Guarantor. Neither Borrower nor any Guarantor has any material contingent liabilities not provided for or disclosed in said financial statements. There has been no material adverse change in the structure, business operations, credit, prospects or financial condition of Borrower, any Guarantor or the Project.

     4.22. Casualty. As of the date hereof, there is no damage or destruction to any part of the Project by fire or other casualty that has not been repaired. As of the date hereof, there are presently no existing defects in the Project and no repairs or alterations thereof are reasonably necessary or appropriate except for routine maintenance.

     4.23. No Material Misstatements or Omissions. Neither the Loan Documents nor any statement, list, certificate or other information furnished or to be furnished by Borrower to Lender in connection with the Loan contains any untrue statement of a material fact, or omits to state a material fact necessary to
make  the  statements  therein  not  misleading.   Borrower   has
disclosed in writing to Lender everything to which it has knowledge regarding the business, operations, property, financial condition, or business prospects of itself, and the Project which would have a material adverse effect on such entities or the Project or the collectability of the Loan.

     4.24.     Survival of Representations.  All representations and
warranties  in  this  Agreement,  the  Loan  Documents  and   all
representations and warranties in any certificate delivered by Borrower pursuant hereto and thereto, shall survive execution of the Loan Documents and the making of the Loan, and may be relied upon by Lender as being true and correct until the Loan is fully and irrevocably paid.

                           ARTICLE 5.
                      Affirmative Covenants

     5.1. Payment of Indebtedness; Performance of Obligations. Borrower shall promptly pay when due all payment obligations of Borrower to Lender and shall promptly perform all other obligations of Borrower to Lender as set forth herein or in the Loan Documents.

     5.2. Books and Records/Audits. Borrower shall keep and maintain (and provide Lender with reasonable access and copies of same if so requested by Lender) at all times at Borrower's address stated below or at the Property, or such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project, the financial statements required to be provided to Lender pursuant to the Mortgage, and copies of all written contracts, correspondence, and other documents affecting the Project. Borrower shall prepare and furnish (or cause to be so prepared and furnished) to Lender: (i) thirty (30) days after the end of each month, an income statement and a balance sheet for the Project for the preceding month, and all expenditures made with respect to the Project from funds from any source for the preceding month, and such other documentation as Lender may request from time to time certified as true, correct and complete by Borrower; (ii) within ninety (90) days before the end of the calendar year, a complete and detailed revision and update of the operating budget for the Project [for Lender's review and approval (which approval shall not be unreasonably withheld, and shall be deemed granted if approval has not been refused by Lender in writing by thirty (30) days after Lender's receipt of Borrower's written request for such approval),], setting forth the projected net income relating to the operation and management of the Project for the ensuing year; and (iii) within ninety (90) days after the end of the calendar year, a copy of the annual financial statements for the year just ended fairly presenting the financial condition of the Property, and the results of the operations of the Property, including, without limitation, a balance sheet, an income statement and such additional information as Lender may request from time to time, all of which shall be prepared and certified by an officer of Borrower. If requested by Lender or its representatives, Borrower will provide supporting documentation for all receipts and expenditures, including, but not limited to, bank statements, contracts, invoices, copies of checks and general ledgers. Borrower shall provide Lender and any professional retained by Lender, with reasonable, immediate and continuing access to any and all books, records, documents and information relevant to Borrower's operations, the status of the Property and appraisals or other documents relating to the value of the Property prepared by third parties. Lender may audit the accuracy of Borrower's records and computations at any time and the reasonable costs and expenses of any such audit shall be paid by Borrower. Reporting requirements will be subject to the additional agreements of the parties contained in the Rider attached to the Mortgage, as described in
Section 8.22 below.

     5.3.   Use of Proceeds.  Borrower shall use the proceeds of the
Loan   only  as  authorized  in  Section  1.1  hereof  (including
distributions  to  Borrower's  member  in  connection  with   the
acquisition  of  the  Property, after payment  of  other  amounts
referenced  in  Section  1.1)  and  subject  to  the  terms   and
provisions  of  the  Loan Documents and  for  no  other  purpose,
without   Lender's  prior  written  consent,  in  Lender's   sole
discretion.  No portion of the proceeds of the Loan shall be used by Borrower to pay any amounts to Borrower or any affiliate of either of them or in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G,
Regulation  U,  Regulation  T  or  Regulation  X  or  any   other
regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

     5.4. Notice of Default. Borrower shall provide Lender with a copy of all written notices, correspondences and reports received or delivered by Borrower or any members of Borrower (including any and all notices of default) under any of the Borrower Incorporation Documents, Leases and any and all notices of violations of laws, regulations, codes, ordinances and the like received by Borrower or any Guarantor relating to the Project.

     5.5. Taxes and Liabilities. Borrower shall promptly pay when due in accordance with Section 5.13 below all taxes, duties, assessments and other liabilities, except such taxes, duties, assessments and other liabilities as Borrower is diligently contesting in good faith and by appropriate proceedings; provided that Borrower has provided for and is maintaining adequate reserves with respect thereto.

     5.6. Compliance with Applicable Law. Borrower shall comply with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local or foreign, and including, without limitation, environmental laws, rules, regulations and orders), a breach of which would materially and adversely affect Borrower's business, credit,
operations,  financial  condition  or  prospects,  except   where
Borrower is contesting an alleged breach in good faith and by proper proceedings and for which Borrower is maintaining adequate reserves.

     5.7.   Maintenance of Project.  Borrower shall keep the Project,
including   all  buildings  and  improvements  now  or  hereafter
situated thereon, in good condition, not commit or permit any waste thereof, make all repairs, replacements and improvements and complete and restore promptly and in good workmanlike manner any building, improvements or other items of the Project which may be damaged, or destroyed, and pay when due all costs incurred therefor.

     5.8. Operating Deficits. Borrower shall fund any and all operating deficits respecting the Project.

     5.9. Business and Existence. Borrower shall perform all things necessary to preserve and keep in full force and effect the existence and rights of Borrower; comply with all laws applicable to Borrower; conduct and operate its business in the normal course and keep in full force and effect any permit or approval issued with respect to the operation of the Property.

     5.10. Notification of Attachment or Other Action. Borrower shall immediately notify Lender in writing of any attachment or other legal process levied or threatened against the Project, or the institution of any action, suit or proceeding by or against Borrower, any Guarantor or the Project, or any information received by Borrower relative to any Guarantor or the Project, which may adversely affect (i) Borrower's ability to pay the Indebtedness, (ii) the value of the Project or the value, validity or priority of Lender's security interests granted pursuant to the Mortgage or any of the other Loan Documents,
(iii) any Guarantor's ability to perform under the Guarantee,  or
(iv) any other rights and remedies of Lender granted and continued pursuant to the Loan Documents.

     5.11. Defense of Collateral. Borrower shall pay when due all obligations, lawful claims or demands with respect to the Project which, if unpaid, might result in, or permit the creation of, any lien or encumbrance on the Project, including but not limited to all lawful claims for labor, materials and supplies; provided that Borrower shall have the right to contest any such claim so long as Borrower provides such assurances or security as may be reasonably acceptable to Lender or posts a bond acceptable to Lender to protect Lender's interest in the Project, and, in general, do or cause to be done everything necessary to fully preserve the rights and interests of Lender under this Agreement and the other Loan Documents. Borrower shall at all times defend Lender's interest in and to the Project, and the first priority position of said interest, against any and all claims of any person adverse to Lender. Borrower shall take all actions reasonably deemed necessary or appropriate by Lender to give effect to Lender's priority of interests contemplated by this Agreement and the other Loan Documents.

     5.12. Insurance. Borrower shall keep the Project, including all buildings and improvements now or hereafter situated thereon, insured against loss or damage by fire, with extended coverage endorsement, in an amount not less than the full replacement cost thereof and against other hazards as may be reasonably required by Lender, including, without limitation, rent loss or business interruption insurance for at least twelve (12) months acceptable to  Lender,  flood (if the Property is in a special flood  hazard zone),  tornado, hurricane and earthquake insurance (if available at commercially reasonable rates), and liability insurance for personal injury, death and property damage. All policies of insurance will be in forms and amounts reasonably satisfactory to Lender, and with companies reasonably satisfactory to Lender, with standard mortgagee clauses attached to all policies in favor of and in form reasonably satisfactory to Lender. The insurance shall contain a provision requiring that the coverage will not be terminated, canceled, amended or materially modified without at least 30 days' prior written notice, including additional and renewal policies, to Lender. Borrower shall deliver certified copies of all policies to Lender, and, in the case of insurance about to expire, such additional documentation as Lender may require concerning such coverages and policies not less than 15 days prior to their respective expiration dates.

     5.13.     Tax Deposits.  In addition to the requirements  of
Section 1.6 above, Borrower shall deposit with Lender commencing with the first interest payment due under the Loan and on the first day of each month thereafter until the Indebtedness is fully paid, a sum equal to one-twelfth (1/12) of the total annual taxes and assessments (general and special) respecting the Project, based upon Lender's reasonable estimate as to the amount of taxes and assessments to be levied and assessed. Borrower's initial deposit shall be increased by an amount equal to Lender's reasonable estimate of the amount of such taxes to become owing on the due dates for the payment of such taxes less the monthly payments to be deposited hereunder prior to such due dates. If any such taxes levied and assessed upon the Project are also a levy and assessment upon any other premises, the amount of any deposit hereunder shall be based upon the entire amount of such taxes or assessments, and Borrower shall not apportion the total amount of the taxes or assessments levied or assessed as between such other premises and the Project for the purposes of computing the amount of any deposit hereunder. Such deposits shall be held without any allowance of interest. Such deposits shall be used for the payment of such taxes and assessments on the Project on the earliest possible date when such payments become due. If the funds so deposited are insufficient to pay any such taxes or assessments for any year when the same shall become due and payable, Borrower shall, within 10 business days after receipt of demand therefor from Lender, deposit such additional funds as may be necessary to pay such taxes and assessments in full. If the funds so deposited exceed the amount required to pay such taxes and assessments for the year, the excess shall be applied on a subsequent deposit or deposits. Said deposits need not be kept separate and apart from other funds of Lender. Upon the occurrence of an Event of Default, Lender may, at its option, without being required to do so, apply any monies at the time on deposit pursuant to this Section 5.13 on any of the Indebtedness, in such order and manner as Lender may elect. When the Indebtedness has been fully paid, any remaining deposits shall be paid to Borrower or to the then owner or owners of the Project. A security interest within the meaning of the Uniform Commercial Code of the state in which the Borrower is organized as a legal entity, or Illinois, as applicable, is hereby granted to Lender in and to any monies at any time on deposit pursuant to this
Section 5.13, as additional security for the Indebtedness. Such funds shall be applied by Lender for the purposes made hereunder and shall not be subject to the direction or control of Borrower. Lender shall not be liable for any failure to apply the funds so deposited hereunder to the payment of any particular taxes or assessments unless Borrower, while not in default hereunder, shall have requested Lender in writing to make application of such funds to the payment of the particular taxes or assessments for payment of which they were deposited, accompanied by the bills for such taxes or assessments. Lender shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party, but shall be liable only for gross negligence or willful misconduct.

     5.14. Payment of Obligations. Borrower shall pay and discharge, or cause to be paid and discharged, all indebtedness and obligations of Borrower to other persons promptly in accordance with normal terms and practices of its businesses, before they shall become in default, as well as all lawful claims for labor, materials and supplies which otherwise, if unpaid, might become a lien or charge upon its properties or any part thereof.

     5.15. Notice of Event of Default. Borrower shall furnish, or cause to be furnished, to Lender, immediately upon becoming aware of the existence of an Event of Default or any condition which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, written notice of the existence of any such event or the existence of any such condition.

     5.16. Hold Disbursements in Trust. Other than the proceeds of the Loan which will be used for the acquisition of the Property and for the payment of costs associated therewith, Borrower will receive and hold in trust all advances made hereunder directly to Borrower and Borrower will not apply the same for any other purposes, until the closing of the advances of Loan funds and payment of expenses at closing for the particular Lender advance (whether such payment is made by Borrower or CFCD).

     5.17. Single Purpose Entity. The Borrower has not and shall not:

     (a)   engage  in  any business or activity  other  than  the
ownership,   operation  and  maintenance  of  the  Project,   and
activities incidental thereto;

     (b) acquire or own any material assets other than (i) the Project, and (ii) such incidental personal property as may be necessary for the operation of the Project;

     (c) merge into or consolidate with any person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

     (d) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, and qualification to do business in the state where the Project is located, if applicable, or without the prior written consent of Lender or its successors or assigns materially amend, modify, terminate or fail to comply with the provisions of this Agreement or Borrower Incorporation Documents;

     (e) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

     (f) commingle its assets with the assets of any of its shareholders, members, partners, principals, affiliates or of any other person or entity;

     (g) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than indebtedness to Lender, except for trade payables in the ordinary course of its business of owning and operating the Project, provided that such debt is not evidenced by a note and is paid when due;

     (h) become insolvent and fail to pay its debts and liabilities from its assets as the same shall become due;

     (i) fail to maintain its records, books of account and bank accounts separate and apart from those of the shareholders, members principals and affiliates of Borrower, the affiliates of a shareholder or principal of Borrower, and any other person or entity;

     (j) enter into any contract or agreement with any shareholder, member, partner, principal or affiliate of Borrower, or any shareholders, member, partner, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any shareholder, member, partner, principal or affiliate of Borrower, or any shareholder, member, partner, principal or affiliate thereof; provided, however, that the provisions hereof shall not affect any other limitations on payments to affiliates set forth in this Agreement;

     (k) seek the dissolution or winding up in whole, or in part, of Borrower;

     (l) fail to correct any known misunderstandings regarding the separate identity of Borrower;

     (m) hold itself out to be responsible for the debts of another entity or person;

     (n)   make  any  loans  or  advances  to  any  third  party,
including   any  shareholder,  member,  partner,   principal   or
affiliate of Borrower, or any shareholder, member, partner, principal or affiliate thereof;

     (o)  fail to file its own tax returns;

     (p) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity of the party with which such other party is transacting business, or (ii) to suggest that Borrower is responsible for the debts of any third party (including any shareholder, member, partner, principal or affiliate to Borrower, or any shareholder, member, partner, principal or affiliate thereof);

     (q) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (r) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or organization statute, or make an assignment for the benefit of creditors; or

     (s) share any common logo with or hold itself out as or be considered as a department or division of (i) any shareholder, member, partner, principal or affiliate of Borrower, (ii) any affiliate of a shareholder, member, partner, principal or affiliate of Borrower, or (iii) any other person or entity.

     5.18. Further Assurances. Upon written notice from Lender, Borrower shall provide Lender with such further assurances, information and/or documentation as Lender may reasonably require from time to time.

                           ARTICLE 6.
                       Negative Covenants

     6.1. No Amendments. Without Lender's prior written consent in each instance, Borrower shall not:

     (a) suffer or permit any material amendment or modification or rejection of the Borrower Incorporation Documents;

     (b)   suffer  or  permit  the  amendment,  modification   or
rejection of any of the Operating Agreements.

     6.2. Leases. Borrower shall not, without the prior written consent of Lender, enter into any lease or other rental or occupancy arrangement or concession agreement for any space at the Project or suffer or permit the amendment, modification or termination of any Leases or such lease or leases.

     6.3. Lienable Work. Borrower shall not, without Lender's prior written approval, exercisable in Lender's sole discretion, permit any mechanic's lienable work to be done to or for the benefit  of the Project except a) as disclosed in the Leases approved by Lender, b) for normal repair and maintenance (excluding any capital improvements or replacements) in the ordinary course of business or c) emergency repairs. No capital improvements or replacements of any capital items in the Project that would cost more than the lesser of 10% of the Loan amount attributed to any Premises location or 10% of the Loan amount outstanding in the aggregate at any time shall be commenced without Lender's prior
written   approval   of  the  scope  of  work   the   plans   and
specifications, the contractor, the construction contract, the costs (including the costs of installation, labor and materials), the timing and manner of payment and the sources of funding thereof.

     6.4. Use. Without Lender's prior written consent in each instance, Borrower shall not use the Project for any purposes other than as a truck terminal and related incidental or ancillary uses which are permitted under the applicable legal requirements. . Borrower shall not permit the Project or any portion thereof to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form of ownership until such time as the Loan is paid in full, together with all interest thereon.

     6.5. Property Manager. Borrower shall not enter into any property management agreement without Lender's prior written consent. Borrower shall not change any property manager or amend or terminate any management agreement or permit the property manager, if any, to reduce substantially the staffing of the Project without Lender's prior written consent. No fee for the management of the Project shall be payable to Borrower or any affiliate of Borrower, without Lender's prior express written consent.

     6.6. No Commingling Funds. Borrower shall not commingle any funds related to the Project with funds from any other property.

     6.7. No Change in Nature of Business. Borrower shall not make any material change in the nature of its business carried on as of the date hereof.

     6.8. No Mergers, Consolidations, Sales. Borrower shall not be a party to any merger, consolidation or exchange of ownership interests, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any membership, partnership or joint venture interest in, any other person or entity, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any receivables.

     6.9. No Change in Ownership/Management. Borrower shall not permit any person or entity to become a member or manager of Borrower or permit any member to assign, transfer, pledge, hypothecate or sell any interest in Borrower or permit and change of the managers of Borrower. Borrower shall provide Lender with a sworn statement at reasonable intervals as requested by Lender that no such change of ownership or the managers of Borrower has occurred during the preceding period. In the event of any transfer permitted under this Section, such new member shall
execute  an  Assignment  of  Membership  Interest  in  form   and
substance acceptable to Lender.

     6.10. Other Agreements. Borrower shall not enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith or which would violate or breach any provision hereof or of any such instrument or document.

     6.11. Debt. Borrower shall not, directly or indirectly, incur any debt or enter into any guarantees, hypothecation, contracts or other agreements which would make Borrower liable for any debt or expense outside the ordinary course of Borrower's operations.

     6.12. Application of Loan Proceeds. Borrower shall not use or apply any portion of any funds provided by Lender pursuant to the Loan Documents for any purpose other than as set forth in
Section 1.1 of this Agreement.

     6.13. Other Encumbrances. Borrower shall not hereafter grant or allow to be sustained a security interest, lien, mortgage or encumbrance upon the Project or any portion thereof other than the Permitted Encumbrances.

     6.14. Sale or Refinancing. Borrower shall not sell, assign, transfer, convey, mortgage, pledge, lease or otherwise alienate or encumber the Project or any interest therein, whether legal or equitable, except in the event of full payment of the Loan or a partial repayment that fully releases the Property in question from the Loan (such partial release shall require a principal payment reducing principal by the amount established for the Property to be released, as shown on Schedule 6.14 hereto, and Borrower satisfaction of the terms and provisions in the attached
Schedule 8.23).

     6.15. Assertion of Certain Claims and Defenses. To the extent permitted by applicable law, neither Borrower nor any Guarantor shall assert in any judicial proceeding any lender liability claim or counterclaim, the defense of lack of consideration or violation of any applicable usury laws or any similar legal or equitable defense to the validity or enforceability of this Agreement or any other Loan Document.

     6.16. Compensation and Fees. Borrower shall not pay to Borrower or any affiliates of Borrower or any Guarantor any compensation or fees for services rendered. Notwithstanding any other provision of the Loan Documents, there are no express or implied limitations on repayment of capital contributions or distributions by Borrower that Borrower may make to its Member, or that its Member may make to CFCD, except as follows: (i) Borrower will in any event comply with provisions of the Loan Documents concerning handling of proceeds from insurance condemnation, rents and proceeds from the Property in accordance with the Loan Documents, (ii) Borrower not violate the express provisions of Section 5.17, (iii) Borrower will not make such repayments or distributions during the continuance of an Event of Default or if it would render Borrower insolvent or unable to meet its obligations under the Loan Documents; and (iv) Member will not make such repayments or distributions to its member during the continuance of an Event of Default known to it or as to which it has received notice from Lender.

     6.17. Loans, Advances, Guaranties. Borrower shall not lend or advance money or credit to any person or entity or purchase or repurchase (or agree, contingently or otherwise, to do so) the indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuming another's payment or performance of any obligation or capability of so doing, or otherwise), or endorse or otherwise become liable, directly or indirectly, with respect to the obligations, stock or dividends of any person or entity.

     6.18. Non-Competition. Neither Borrower, any Guarantor nor any of their members shall, during the term of the Loan become directly or indirectly interested in any business competitive
with   the   business   of  Borrower,  whether   as   proprietor,
stockholder,   member,  director,  manager,  partner,   employee,
trustee, beneficiary or in any other capacity.

     6.19. Other Business. Borrower shall not engage in any trade or business other than the ownership and the operations of the Project.

                           ARTICLE 7.
         Events of Default; Acceleration of Indebtedness

     7.1. Events of Default. The occurrence of any one or more of the following events, automatically and without notice (except as expressly provided below) shall constitute an "Event of Default" under this Agreement:

     (a) failure of Borrower to pay punctually when due any of the Indebtedness, including any payment due under the Note, this Agreement, or the Loan Documents, if such failure is not cured within any notice and/or grace period provided therein (however, during any twelve (12) month period, if Borrower's monthly payment is late once, Lender will send a notice, and if the payment is received by Lender within five (5) days of such notice, then such default shall not be treated as an Event of Default);

     (b) failure of Borrower to pay monthly when due any of the deposits to the Tax Reserve Accounts;

     (c)    default   or  breach  of  any  agreement,   covenant,
representation or warranty other than as set forth in any subsection hereof which is not cured within thirty (30) days after written notice thereof from Lender;

     (d)    default  and  the  expiration  of  any  cure   period
applicable thereto under any other Loan Document;

     (e)    default  and  the  expiration  of  any  cure   period
applicable thereto under any of the Operating Agreements;

     (f) Borrower or any Guarantor shall make application for or seek relief or protection of itself or for the benefit of their creditors under any of the sections, chapters or provisions of
Title 11 of the United States Code, 11 U.S.C. 101 et. seq. (the "Bankruptcy Code"), or (ii) any other Federal, state of local insolvency or debtor relief law, or any involuntary petition (which is not dismissed within sixty (60) days after filing) is filed against Borrower or any Guarantor or under any section, chapter or provision of the Bankruptcy Code;

     (g) any material statement, report, or certificate made or delivered by Borrower, any Guarantor, or any of their partners, members, shareholders, officers, employees, or agents, to Lender is not true and correct;

     (h) payroll tax deposits are not made by Borrower when due, which failure is not cured within three (3) days after written notice thereof from Lender;

     (i) any of the collateral intended to be secured by the Loan Documents or any other of Borrower's or any Guarantor's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and such warrant or levy is not dismissed or reversed within sixty (60) days;

     (j) Borrower or any Guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs and such order is not dismissed or reversed within thirty (30) days;

     (k) the bankruptcy, liquidation, dissolution or merger of Borrower, Tenant, its sole member, or any Guarantor, or if any Guarantor attempts to revoke or disclaim its Guarantee;

     (l) an application is made by Borrower or any Guarantor for, or a court of competent jurisdiction orders, the appointment of a receiver, trustee, examiner or custodian for Borrower, any Guarantor or for any of the collateral or any other of Borrower's or any Guarantor's assets which in the case of a court order is not stayed or vacated within fifteen (15) days;

     (m)    there   is  a  monetary  variance  in  any  financial
information   or  computation  submitted  by  Borrower   (or   on
Borrower's behalf) in excess of five percent (5%); or

     (n) for any reason, other than failure of Lender to take any action available to it to maintain perfection of the liens created in favor of Lender pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any lien with regard to any of the collateral intended to be secured by the Loan Documents ceases to be, or is not valid, perfected and prior to all other liens, other than the Permitted Exceptions, or is terminated, revoked or declared void or invalid.

     (o) Any material adverse change occurs with respect to (i) the Property, (ii) an individual line item contained in the Budget without Lender's prior written consent o (iii) the financial condition or credit standing of Borrower or Guarantor (or if Borrower or Guarantor is a partnership, joint venture, trust or other business association, in any of the joint ventures, partners, beneficiaries or other beneficial owners of such entity) which causes Lender to reasonably deem itself insecure.

     7.2. Acceleration; Remedies. Upon the occurrence of an Event of Default, unless Lender elects to waive such default in its sole and absolute discretion, all amounts due Lender under the Loan Documents shall become immediately due and payable without notice to Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative of all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised
concurrently,  independently,  or  successively,  in  any   order
whatsoever.   Upon  the occurrence of an Event  of  Default,  and
notwithstanding the automatic stay set forth in section 362(a) of the Bankruptcy Code, (a) Lender shall thereupon be entitled to immediate relief from any automatic stay imposed by Section 362 of  the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided herein, in the Note, or in the Loan Documents, or as otherwise provided at law or in equity; (b) Borrower shall consent and does hereby consent to Lender's relief from any aforementioned stay and to Lender's exercise of the rights otherwise available to Lender herein, in the Note or Loan Documents; (c) Borrower shall not seek or apply for any expansion of the provisions of Section 362 of the Bankruptcy Code or any injunction against Lender's exercise of its rights herein, in the Note or Loan Documents; (d) Lender shall be entitled to remain in possession of the Project or any other collateral pledged to secure any obligation of Borrower to Lender, and to collect the rents therefrom and Borrower shall and hereby consents thereto;
(e)  Borrower shall consent to a cash collateral order in a  form
acceptable   to  the  Lender,  in  Lender's  sole  and   absolute
discretion, if requested by Lender; and (f) Borrower shall not, without Lender's prior consent (exercisable in Lender's sole discretion), seek any extension of any time period within which to file or obtain confirmation of any plan of reorganization.

     7.3.   Waiver of Certain Rights.

     (a) Borrower expressly and irrevocably waives and releases any right to claim, in a bankruptcy court or in any other Federal court or state court, that any stay, injunction, or other restraint or prohibition of any kind should be issued, imposed, or reimposed with respect to the terms of this Agreement, which waiver and release includes (but is not limited to) any and all proceedings for injunctive relief of any kind filed by or on behalf of Borrower pursuant to Bankruptcy Code 105 or 362,
Bankruptcy Rule 7065, Rule of the Federal Rules of Civil Procedure, or any other or similar substantive or procedural provisions of Federal law, state law, or Federal or state rules of procedure.

     (b) Until the Agreement is performed in its entirety, Borrower will not petition for, agree to, support, or permit the filing of a bankruptcy case under any chapter of the Bankruptcy Code, whether voluntary or involuntary, by or against it. Borrower will oppose the filing of any such bankruptcy case; and Borrower will make all reasonable efforts to cause any such bankruptcy case to be dismissed if it is filed.

     (c) Borrower knows and understands that there are rights and remedies provided under the Bankruptcy Code, the Federal Rules of Civil Procedure, and the Bankruptcy Rules, pursuant to which parties otherwise bound by a previously entered order can attempt to obtain relief from such an order by alleging circumstances which may warrant a change or modification in the order, or circumstances such as fraud, mistake, inadvertence, excusable neglect, newly discovered evidence, or similar matters which may justify vacating the order entirely, or otherwise changing or modifying it (collectively "Changed Circumstances"). With full knowledge and understanding of what are, or may be, its present or future rights and remedies based on allegations of Changed Circumstances, Borrower: (i) expressly disavows that there are any matters which constitute any kind of Changed Circumstances as of the date hereof; and (ii) in all events, expressly waives any and all rights and remedies which it has, or may have, now or in the future, based on any Changed Circumstances, and Borrower voluntarily assumes the risk of any Changed Circumstances.

                           ARTICLE 8.
                          Miscellaneous

     8.1. Expenditures and Expenses. Borrower agrees to promptly pay all reasonable Costs incurred by Lender in connection with the underwriting, approval, documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents (as applicable) and all such Costs shall be included as additional indebtedness bearing interest at the Default Rate set forth in the Note until paid. For the purposes hereof "Costs" shall mean all expenditures and expenses which may be paid or incurred by or on behalf of Lender including repair costs, payments to remove or protect against liens, attorneys' (primary and local) and legal fees and costs (including, but not limited
to,   all   appellate   level  and  post-judgment   proceedings),
receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees (including environmental consultants), all costs and expenses incurred in connection with any of the foregoing, Lender's out-of-pocket costs and expenses related to any audit or inspection of the Property, outlays for
documentary   and   expert   evidence,  stenographers'   charges,
documentary transfer and stamp taxes, escrow fees, publication costs, and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title searches and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any sale of any collateral the true condition of the title to, or the value of, such collateral.

     8.2. Right to Cure. Lender may from time to time, in its sole and absolute discretion (but shall have no obligation to do so), for  Borrower's account and at Borrower's expense, pay any amount or  do  any act required of Borrower hereunder or required  under the  Loan  Documents or requested by Lender to preserve, protect,
maintain   or  enforce  the  Loan,  the  Project  or  any   other
collateral, and which Borrower fails to pay or do or cause to be paid or done, including, without limitation, payment of insurance premiums, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other lien upon or
with  respect  to  the Properties or any other  collateral.   All
payments that Lender makes pursuant to this Section and all out-of-pocket costs and expenses that Lender pays or incurs in connection with any action taken by it hereunder shall be deemed Costs. Any payment made or other action taken by Lender pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

     8.3. Disclosure of Information. Borrower agrees that Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any sale of the Project) any and all information which Lender may have with respect to the Project and Borrower, whether provided by Borrower, any Guarantor or any third party or obtained as a result of any environmental assessments. Borrower and Guarantor agree that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and Guarantor, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

     8.4. Sale of Loan. Lender, at any time and without the consent of Borrower or any Guarantor, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with
the  Loan  and  any  collateral given to  secure  the  Loan.   In
addition,   notwithstanding  anything  herein  to  the  contrary,
Borrower agrees that Lender may assign, pledge or transfer this Agreement and its rights hereunder and the assignee shall be entitled to the performance of all of Borrower's agreements and obligations under this Agreement and shall be entitle to enforce all  the rights and remedies of Lender under this Agreement,  for the  benefit of assignee, as fully as if assignee were herein  by
name  specifically  given  such rights  and  remedies.   Borrower
expressly agrees that it will assert no claims or defenses that it may have against Lender against the assignee, except those specifically available under this Agreement.

     8.5. Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum secured by any of the Loan Documents after the due date of such payment shall not be a waiver of Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds or damages operate to cure or waive Borrower's or any Guarantor's default in payment or sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

     8.6. Waiver of Statute of Limitations and Other Defenses. Borrower and Guarantors hereby waive the right to assert any statute of limitations or any other defense as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by any of the Loan Documents.

     8.7. Governing Law; Severability. This Agreement and the Loan Documents shall be governed by and construed in accordance with
the  internal  laws  of the State of Illinois.   The  invalidity,
illegality or unenforceability of any provision of this Agreement
shall   not   affect   or  impair  the  validity,   legality   or
enforceability of the remainder of this Agreement, and to this end, the provisions of this Agreement are declared to be severable.

     8.8.   Relationship and Indemnity.

          (a) The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

          (b) To the fullest extent permitted by law, Borrower hereby agrees to indemnify, protect, hold harmless and defend Lender, its successors, assigns and members, shareholders, directors, officers, employees, and agents from and against any and all losses, damages, costs, expenses (including reasonable attorneys' fees [including, but not limited to, all appellate level and post-judgment proceedings]), claims, proceedings, penalties, fines and other sanctions in connection with (a) the Project, the collateral or any act or omission of Borrower, any Guarantor, or their respective employees or agents, whether actual or alleged, and (b) any and all brokers' commissions or other costs of similar type by any party in connection with the Loan. Upon written request by an indemnitee, Borrower will undertake, at its own costs and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee in such indemnitee's reasonable discretion, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this Section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of the Mortgage.

     8.9. Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a business day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fifth (5th) day after deposit in the mail postage prepaid.

Notices to Borrower:     CFCD 2002A LLC
                         c/o Consolidated Freightways
                         Corporation of Delaware
                         16400 SE CF Way
                         Vancouver, WA  98683
                         Attention:  Kerry Morgan
                         Fax No.: (360) 448-4303

With a copy to:          Consolidated Freightways Corporation
                         16400 SE CF Way
                         Vancouver, WA  98683
                         Attention:  Corporate Counsel
                         Fax No.: (360) 448-4329

With a copy to:          Stoel Rives LLP
                         900 SW Fifth Avenue
                         Suite 2600
                         Portland, OR  97204-1268
                         Attention:  David W. Green
                         Fax No.:  (503) 220-2480

Notice to Lender:        JDI STERLING, L.L.C.
                         c/o JDI Realty, L.L.C.
                         150 S. Wacker Drive
                         Suite 2660
                         Chicago, IL  60606
                         Attention:  Jeffrey I. Aeder and
                             Kevin C. Connor
                         Fax:  (312) 782-4563

With a copy to:          Levenfeld Pearlstein
                         33 W. Monroe Street
                         21st Floor
                         Chicago, IL  60603
                         Attention:  Marc S. Joseph
                         Fax:  (312) 346-8434


     8.10. Successors and Assigns Bound; Joint and Several Liability; Agents; and Captions. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, the respective successors and assigns of Lender, Borrower and the Guarantor, subject to the provisions of this Agreement. All covenants and agreements of Borrower and the Guarantor shall be joint and several. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender.

     8.11. Headings. The captions and headings of the paragraphs of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

     8.12.      Terms  and Usage.  As used in the Loan  Documents
"business day" means any day, other than a Saturday or a Sunday, when banks in Chicago, Illinois are not required or authorized to be closed.

     8.13. Loss of Note. Upon notice from Lender of the loss, theft, or destruction of the Note and upon receipt of an indemnity reasonably satisfactory to Borrower from Lender, or in the case of mutilation of the Note, upon surrender of the mutilated Note, Borrower shall make and deliver a new note of like tenor in lieu of the then to be superseded Note.

     8.14. Time of Essence. Time is of the essence of this Agreement and the performance of each of the covenants and agreement contained herein.

     8.15. Service of Process/Venue. Borrower hereby consents to service of process, and to be sued, in the State of Illinois and consents to the jurisdiction of the courts of the State of Illinois, Cook County and the United States District Court for
the Northern District of Illinois as well as the jurisdiction  of all  courts  from which an appeal may be taken from such  courts, for  the purpose of any suit, or other proceeding arising out  of any  of their obligations hereunder, and expressly waive any  and all objections they may have as to venue in any such courts and consents that all such services of process may be made by certified mail return receipt requested, directed to Borrower at the address indicated herein and service so made shall be complete five (5) days after the same has been deposited in the U.S. mails as aforesaid. Further, in Lender's sole and absolute discretion, suits to enforce this Agreement or in any way relating to the subject matter of this Agreement may be brought by  Lender in any court located within the State or County  where any  portion  of  the real property included in  the  Project  is
located   or   in  the  United  States  District   Court   having
jurisdiction over all or any portion of the real property included in the Project.

     8.16. Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS
AGREEMENT   AND   THE  BUSINESS  RELATIONSHIP   THAT   IS   BEING
ESTABLISHED.   THIS   WAIVER  IS  KNOWINGLY,  INTENTIONALLY   AND
VOLUNTARILY   MADE   BY   BORROWER  AND  LENDER,   AND   BORROWER
ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

     8.17. Counterparts. This Agreement may be executed in counterparts, contain more than one counterpart of the signature page, and be executed by the affixing of the signatures of each of the parties to one or more of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     8.18.     Final Agreement/Modification.  This Agreement, together
with   the  other  Loan  Documents,  is  intended  as  the  final expression of the agreement between Borrower and Lender. All prior discussions, negotiations and agreements are of no further force and effect. This Agreement can be modified only in writing executed by all parties.

     8.19. Continuing Agreement. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect (notwithstanding, without limitation, the death, incompetency or dissolution of any of Borrower or any Guarantor).

     8.20. No Third Party Beneficiaries. This Agreement, the Mortgage, the Note and the other Loan Documents are made for the sole benefit of Lender and Borrower, and no other party shall have any legal interest of any kind under or by reason of any of the foregoing. Whether or not Lender elects to employ any or all the rights, powers or remedies available to it under any of the foregoing, Lender shall have no obligation or liability of any kind to any third party by reason of any of the foregoing or any of the Lender's actions or omissions pursuant thereto or otherwise in connection with this transaction.

     8.21. ACKNOWLEDGMENT. BORROWER ACKNOWLEDGES THAT IT HAS THOROUGHLY READ AND REVIEWED THE TERMS AND PROVISIONS OF THIS AGREEMENT, THE ATTACHED SCHEDULES AND THE LOAN DOCUMENTS AND IS FAMILIAR WITH THE TERMS OF SAME; THAT THE TERMS AND PROVISIONS CONTAINED IN THIS AGREEMENT HAVE BEEN THOROUGHLY READ BY BORROWER AND ARE CLEARLY UNDERSTOOD AND FULLY AND UNCONDITIONALLY CONSENTED TO BY BORROWER. BORROWER HAS HAD FULL BENEFIT AND ADVICE OF COUNSEL OF ITS SELECTION, IN REGARD TO UNDERSTANDING THE TERMS, MEANING, AND EFFECTS OF THIS AGREEMENT. BORROWER FURTHER ACKNOWLEDGES THAT ITS EXECUTION OF THIS AGREEMENT AND THE LOAN DOCUMENTS IS DONE FREELY, VOLUNTARILY AND WITH FULL
KNOWLEDGE, AND WITHOUT DURESS, AND THAT IN EXECUTING THIS AGREEMENT AND THE LOAN DOCUMENTS, BORROWER HAS RELIED ON NO OTHER REPRESENTATIONS, EITHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, MADE TO IT BY ANY OTHER PARTY TO THE AGREEMENT; AND THAT THE CONSIDERATION RECEIVED BY BORROWER UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS AND HAS BEEN ACTUAL AND ADEQUATE.

     8.22. Additional Terms. The parties have approved, for attachment to each Mortgage, a Rider which includes certain clarifications and modifications to the Mortgage and other Loan Documents (the "Rider"), which is incorporated therein and herein by this reference.

     8.23. Conditions for Partial Release. Unless an Event of Default has occurred and is then continuing or circumstances then exist which with the passage of time and/or giving of notice would constitute an Event of Default, and provided that no amounts under the Loan are then due and owing, Borrower will be entitled to obtain a release of one or more of the Properties from the Loan Documents and all lien and security interests created pursuant to this Agreement, provided that Borrower satisfies each of the conditions for such release stated in
Schedule 8.23 attached hereto and makes the payments described in such Schedule.

     8.24. Release. The obligations of Borrower and Guarantor, and their successors and assigns, on the Loan Documents and the covenants and restrictions contained in this Loan Agreement and the Loan Documents shall terminate as of the date of repayment of the Loan or Lender's acquisition (by foreclosure, deed in lieu of foreclosure or otherwise) of the Project, and as to any Project, upon release of the Project from the lien of the Mortgage (except as to matters, such as indemnification, which by their terms are to survive such events as to matters which occurred or accrued prior to such termination).

     8.25. Announcements and Advertisements. The parties will reasonably cooperate with each other in connection with any issuance of any public announcement by Lender concerning this transaction. Lender will not make public announcements or place advertisements or issue publicity which identifies Borrower or Guarantor or their affiliates by name as the borrower of the Loan, but may publicize the amount of the Loan and the nature generally of the type of properties that are included as the
Property  in  the  ordinary  course of  their  businesses.   This
section will not affect Lender's right to provide information about the Loan to any actual or prospective purchaser in connection with any transaction pursuant to Section 8.4 or to any regulatory body, court or third party having a right to obtain information about the Loan.

     8.26. Sale of Loan. No portion of or interest in the Loan will be sold, assigned or conveyed by Lender to any third party known or reasonably believed by Lender to be engaged in the
business   of  providing  freight  transportation,  air   freight
forwarding, third party logistics, and carrier services for products being transported in the United States, Canada and Mexico.

     8.27. Amended and Restated Instrument. This Agreement is an amended and restated instrument, which amends and restates in its entirety the previously signed Loan Agreement of even date herewith which was signed in connection with the First Funding. Notwithstanding the date of this Agreement and/or the date on which this Agreement may be signed or delivered by the parties, this Agreement will not take effect unless and until all conditions for funding of the Second Funding are met to Lender's satisfaction and Lender advances to Borrower the Second Funding portion of the Loan. If the Second Funding does not occur for any reason, this Agreement shall be null and void and of no effect and the Loan Agreement delivered in conjunction with the First Funding shall remain in full force and effect.

    8.28 Addition of Projects at Second Funding. Effective at, and as of, the Closing Date of the Second Funding, each Project that is included in the Second Funding is also added to, and made a part of, each reference in the Loan Documents that were executed at the First Closing that refer to the real and personal property, assignment of rents and leases, and other collateral for the Loan, as though specifically listed in each such Loan Document. In furtherance thereof, the parties have executed a supplemental indenture as to each Mortgage included in the First Funding in order to specifically reference (i) the additional Loan amount funded at the Second Funding as part of the "Loan," and (ii) the additional Loan Documents (as defined below) delivered at the Second Funding as part of the "Loan Documents."

      Borrower hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that from the First Funding until the Second Funding the original Loan Documents and from and after the Second Funding the Loan Documents (as supplemented hereby and including, but not limited to, original, additional and amended instruments): (i) represent the legal, valid, binding and enforceable obligations of such parties (as applicable); (ii) there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever available to such parties with respect to any of such instruments; and (iii) no event has occurred and no condition exists which would constitute a default under such instruments or this Agreement, either with or without notice or lapse of time, or both. Except as specifically modified pursuant to this Agreement, all the terms and provisions of the Loan Documents are hereby ratified and reaffirmed.

      8.29 No Relinquishment or Novation of Existing Liens. This Agreement, the Loan Documents as defined herein, and the supplemental indentures referenced in Section 8.28 shall in no way act as a release or relinquishment of the original liens, security interests and rights including, but not limited to, the priority thereof (collectively called the "Liens") securing payment of the indebtedness secured thereby or a novation of any of the Loan Documents delivered at the First Funding (as supplemented or amended hereby and by any supplemental indenture), including without limitation the Liens created by the Mortgages. The Liens are hereby confirmed, continued, ratified and reconfirmed in all respects.

        8.30 Additional Certificates, Representations and Warranties. In addition to the certifications, representations and warranties set forth in the Note, the Amended and Restated Note together with all Loan Documents (including those relating to the First Funding, the Second Funding, or both), and the Loan Documents, Borrower hereby certifies, represents and warrants to Lender that:

         (a) The Loan Documents have been duly authorized, executed and delivered by Borrower and constitute valid and legally binding obligations enforceable against each party thereto in accordance with their terms. The execution and delivery of this instrument and compliance with the provisions hereof and thereof under the circumstances contemplated herein and therein do not and will not conflict with or constitute a breach or violation of or default under the agreement creating Borrower or any agreement or other instrument to which Borrower, Guarantor, CFCD (as hereinafter defined) or any of them, is a party, or by which any one of them is bound, or to which any of their properties are subject, or any existing law, administrative regulation, court order or consent decree to which any one of them is subject.

          (b) There is no litigation or administrative proceeding pending or threatened to restrain or enjoin the transactions contemplated by this instrument or that certain "Master Unitary Commercial Lease" ("Unitary Lease") between Borrower and Consolidated Freightways Corporation of Delaware ("CFCD") and guaranteed by Consolidated Freightways Corporation ("Guarantor"), or questioning the validity hereof or thereof, or in any way contesting the existence or powers of Borrower.

          (c) There is no known litigation or administrative proceeding pending or, to the best of Borrower's knowledge, threatened against CFCD or Guarantor which, if adversely decided, would be expected to materially adversely affect the transactions contemplated by this instrument or the Loan Documents.

          (d)    Borrower,  CFCD  and  Guarantor  are   in   full
     compliance with all of the terms and conditions of this instrument, the Unitary Lease, Guarantor's obligations relating to its guaranty of the Unitary Lease and the Loan Documents, no event of default has occurred and is continuing with respect to any of the foregoing and no event has occurred and is continuing which with the lapse of time or the giving of notice or both would constitute such a default or Event of Default, and Borrower hereby releases and waives any and all (i) defenses to payment of obligations under the Loan Documents which Borrower may have as of the date hereof; and (ii) claims or causes of action which Borrower may have against Lender or its agents as of the date hereof.

          (e) As of the date hereof, the following is true: (i) there has been no Event of Default as defined in any of the Loan Documents; and (ii) all expenditures of the Loan proceeds that have been made or that will be made by Borrower are solely for the purposes set forth in the Loan Documents.

     8.31 Conditions Precedent. Borrower acknowledges and agrees that this instrument shall be of no force or effect unless and until this instrument has been executed by Borrower and delivered to and accepted and executed by Lender.

     8.32 Additional Documents. Borrower agrees to execute, cause to be executed and deliver such other and further documents that may be commercially reasonable, that are within Borrower's authorization and ability to do so, and that are reasonably requested by Lender or its counsel to perfect the secured interests that Borrower is granting in the collateral for the Loan and to carry out the intent of this Agreement.

              [BALANCE OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused the same to be executed by their duly authorized representatives as of the date first above written.

                             BORROWER:

                             CFCD 2002A LLC, a Delaware limited
                             liability company

                             By:
                               Kerry K. Morgan, Vice President
                               and
                               Treasurer

                             By:
                               Stephen D. Richards, Senior Vice
                                President and
                               General Counsel

                             LENDER:

                             JDI STERLING, L.L.C.,  an Illinois
                             limited liability company

                             By:________________________________
                             __________



                            EXHIBIT A

                        Legal Description

                          See attached.
                           EXHIBIT A-1

               Schedule of Properties and Location

See  attached,  for  the schedule that shows each  Property,  the terminal name and address and county in which it is located.
..
                            EXHIBIT B

                      Permitted Exceptions


The "Permitted Exceptions" are the exceptions to title that Lender approves and appear in the mortgagee's policies of title insurance issued to Lender in connection with the closing of the funding of the Loan as to the Properties involved in the First Funding and Second Funding, respectively.
                          Schedule 4.1

      Principal Place of Business of Members and Guarantors


      BORROWER          MEMBER/GUARANTOR      PLACE OF BUSINESS
CFCD 2002A LLC, a     CFCD 2002A MEMBER     Borrower and Member
Delaware limited      LLC, a Delaware       organized in
liability company     limited liability     Delaware each with
                      company (the sole     their principal
                      member of Borrower)   place of business in
                                            Washington State at
                                            address shown in
                                            Notice provision.
                                            Filed as a foreign
                                            limited liability
                                            company in each
                                            State in which any
                                            Property is
                                            situated.


                      CONSOLIDATED          Incorporated in
                      FREIGHTWAYS           Delaware with its
                      CORPORATION, a        principal place of
                      Delaware corporation  business in
                      as "Guarantor"        Washington State at
                                            address shown in
                                            notice provision.
                          Schedule 6.14

                     Partial Release Amounts


 PROPERTY LOCATION    ALLOCATED LOAN AMOUNT    LOCATION RELEASE
                                                    AMOUNT
Sacramento, CA        $4,795,000.00          $5,514,250.00

Mira Loma, CA         $7,788,000.00          $7,788,000.00

Bridgeview, IL        $6,300,000.00          $6,930,000.00

Jackson, MS           $   875,000.00         $1,006,250.00
Atlanta, GA           $1,500,000.00          $1,725,000.00
Indianapolis, IN      $2,070,000.00          $2,380,500.00
Carlisle, PA          $2,500,000.00          $2,875,000.00



                          Schedule 8.23

       Terms and Conditions for Partial Release (Mortgaged
                            Property)

The following terms and conditions must be satisfied in order for Borrower to obtain, upon request to Lender from time to time during the term of this Agreement, a release of one or more mortgaged Properties from the Loan Documents and all liens and security interests created pursuant to this Agreement:

     (a) No Event of Default has occurred and is then continuing and no circumstances exist which with the passage of time and/or giving of notice would constitute an Event of Default, and the effect of such release will not cause Borrower to be in violation of any of the other covenants, terms or conditions of the Loan Agreement.

     (b) Not less than thirty (30) days' prior written notice will be given to Lender as to the requested release.

     (c) The effective date of the release will be the regular monthly interest payment date on the Note, and interest that is accrued through (and payable on) such date pursuant to the Loan will be paid by Borrower as a condition to the release (or, if the effective date of the release is other than on such interest payment date, Borrower will pay in full, upon request by Lender, all interest which has accrued on the Loan through the effective date of the release).

     (d) The release will be evidenced by satisfaction of mortgage or request for reconveyance of deed of trust, releases of financing statements filed under the Uniform Commercial Code, and/or other instruments necessary to release the mortgage liens and security interests created in favor of Lender pursuant to this Agreement as it relates to the released property only. Borrower will be responsible for preparing the release instruments, for review by Lender. The form of release instruments must be acceptable to Lender. The reasonable out-of-pocket costs incurred by Lender (including attorneys' fees) in connection with the release will by paid by Borrower and at Lender's discretion added to the amount to be paid as a prerequisite to the release or to the extent not required by Lender to be paid at the time of release added to the indebtedness and be paid by Borrower thirty days after invoiced to Borrower.

     (e) Borrower shall have paid to Lender, as a condition to such release, on or before the effective date of the release, a principal reduction payment in an amount as shown on Schedule
6.14.

      (f) Borrower will reimburse Lender for all out-of-pocket expenses (including, without limitation, attorneys' fees) in reviewing the request for release and the documentation required to be submitted by Borrower to obtain the release, whether or not Lender determines that the above conditions are satisfied. In addition, all third-party costs and expenses related to the release shall be paid by Borrower, including (but not limited to) reconveyance fees of the trustee, title insurance fees, recording fees and other expenses. To the extent required by Lender, any and all such items shall be added to the amounts to be prepaid in conjunction with the requested release or added to the indebtedness and billed in accordance with subpart (d) above.